Exhibit Number 99.1

Investor Contact:           Thomas J. Aaron

Executive Vice President

and Chief Financial Officer

(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

SECOND QUARTER 2018 RESULTS WITH NET OPERATING REVENUES OF $3.562 BILLION

FRANKLIN, Tenn. (July 26, 2018) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2018.

The following highlights the financial and operating results for the three months ended June 30, 2018.

•	Net operating revenues totaled $3.562 billion.

•	Net loss attributable to Community Health Systems, Inc. common stockholders was $(110) million, or $(0.97) per share (diluted), compared with net loss of $(137) million, or $(1.22) per share (diluted) for the same period in 2017. Excluding the adjusting items as presented in the table in footnote (h) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.01) per share (diluted), compared with $(0.31) per share (diluted) for the same period in 2017.

•	Adjusted EBITDA was $411 million.

•	Net cash (used in) provided by operating activities was $(12) million, compared with $261 million for the same period in 2017. Cash flows from operations for the three months ended June 30, 2018 included additional cash outflows of approximately $60 million from the acceleration of interest payments associated with the closing of our debt exchange and cash payments of $11 million from workforce reduction and restructuring charges. Cash flows from operations for the three months ended June 30, 2017 included the benefit of approximately $65 million from interest payments that had been accelerated to the first quarter of 2017, as well as approximately $24 million of cash received for meaningful use incentives.

•	On a same-store basis, admissions decreased 2.1 percent and adjusted admissions decreased 0.2 percent, compared with the same period in 2017.

Net operating revenues for the three months ended June 30, 2018, totaled $3.562 billion, a 14.0 percent decrease, compared with $4.144 billion for the same period in 2017.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(110) million, or $(0.97) per share (diluted), for the three months ended June 30, 2018, compared with $(137) million, or $(1.22) per share (diluted), for the same period in 2017. Excluding the adjusting items as presented in the table in footnote (h) on page 15, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.01) per share (diluted), for the three months ended June 30, 2018, compared with $(0.31) per share (diluted) for the same period in 2017. Weighted-average shares outstanding (diluted) were 113 million for the three months ended June 30, 2018, and 112 million for the three months ended June 30, 2017.

Adjusted EBITDA for the three months ended June 30, 2018, was $411 million compared with $435 million for the same period in 2017, representing a 5.5 percent decrease.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

The consolidated operating results for the three months ended June 30, 2018, reflect a 16.9 percent decrease in both total admissions and total adjusted admissions, compared with the same period in 2017. On a same-store basis, admissions decreased 2.1 percent and adjusted admissions decreased 0.2 percent during the three months ended June 30, 2018, compared with the same period in 2017. On a same-store basis, net operating revenues increased 3.3 percent during the three months ended June 30, 2018, compared with the same period in 2017.

Net operating revenues for the six months ended June 30, 2018, totaled $7.251 billion, a 16.0 percent decrease, compared with $8.629 billion for the same period in 2017.

Net loss attributable to Community Health Systems, Inc. common stockholders was $(135) million, or $(1.20) per share (diluted), for the six months ended June 30, 2018, compared with $(335) million, or $(3.01) per share (diluted), for the same period in 2017. Excluding the adjusting items as presented in the table in footnote (h) on page 15, net income attributable to Community Health Systems, Inc. common stockholders was $0.12 per share (diluted), for the six months ended June 30, 2018, compared with net loss of $(0.24) per share (diluted) for the same period in 2017. Weighted-average shares outstanding (diluted) were 113 million for the six months ended June 30, 2018, and 112 million for the six months ended June 30, 2017.

Adjusted EBITDA for the six months ended June 30, 2018, was $851 million compared with $963 million for the same period in 2017, representing an 11.6 percent decrease.

The consolidated operating results for the six months ended June 30, 2018, reflect an 18.3 percent decrease in total admissions, and a 19.0 percent decrease in total adjusted admissions, compared with the same period in 2017. On a same-store basis, admissions decreased 2.2 percent and adjusted admissions decreased 1.0 percent during the six months ended June 30, 2018, compared with the same period in 2017. On a same-store basis, net operating revenues increased 2.5 percent during the six months ended June 30, 2018, compared with the same period in 2017.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Our second quarter results reflect progress in our key areas of strategic focus, most notably improvements in same-store operating results, progress on divestitures and successful refinancings. As we complete additional divestitures this year, we believe our portfolio will become stronger, and more of our resources can be directed to markets where we have the greatest opportunities to drive incremental growth. We remain confident in our ability to strengthen our company through execution of our strategic growth initiatives, investments in high-quality healthcare services, and a continuous focus on expense management.”

During 2018, the Company has completed seven hospital divestitures. In addition, the Company has entered into definitive agreements to sell five additional hospitals, which divestitures have not yet been completed. The Company is pursuing interests for sale transactions involving hospitals, which, together with the hospitals that are currently subject to definitive agreements and the hospitals that have been divested during 2018, had a combined total of approximately $2.0 billion in annual net operating revenues and combined mid-single digit Adjusted EBITDA margins during 2017. These sale transactions are currently in various stages of negotiation with potential buyers. There can be no assurance that these potential divestitures (or the potential divestitures currently subject to definitive agreements) will be completed, or if they are completed, the ultimate timing of the completion of these divestitures. The Company continues to receive interest from potential acquirers for certain of its hospitals.

Financial and statistical data for 2018 and 2017 presented in this press release includes the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results exclude the results of the hospitals divested in 2018 and 2017.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Information About Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, (gain) loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings and related legal expenses, and the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts.

For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, the Company has provided adjusted (loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders per share (diluted) and adjusted net (loss) income attributable to Community Health Systems, Inc. common stockholders per share (diluted) to reflect the impact on earnings per share from the selected items used in the calculation of Adjusted EBITDA. For a presentation and reconciliation of these measures, see footnote (h) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Included on pages 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2018 updated annual earnings guidance. The 2018 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of planned divestitures in 2018.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 119 affiliated hospitals in 20 states with an aggregate of approximately 20,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Friday, July 27, 2018, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the second quarter ended June 30, 2018. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through August 27, 2018. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net operating revenues (k)	$3,562	$4,144	$7,251	$8,629
Loss from continuing operations (f), (i), (j)	(91)	(116)	(98)	(292)
Net loss attributable to Community Health Systems, Inc. stockholders	(110)	(137)	(135)	(335)
Adjusted EBITDA (e)	411	435	851	963
Net cash (used in) provided by operating activities	(12)	261	94	503
Basic loss per share attributable to Community
Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (j)	$(0.97)	$(1.17)	$(1.20)	$(2.94)
Discontinued operations	—	(0.06)	—	(0.06)

Net loss	$(0.97)	$(1.22)	$(1.20)	$(3.01)

Diluted loss per share attributable to Community
Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (j)	$(0.97)	$(1.17)	$(1.20)	$(2.94)
Discontinued operations	—	(0.06)	—	(0.06)

Net loss (h)	$(0.97)	$(1.22)	$(1.20)	$(3.01)

Weighted-average number of shares outstanding (g):
Basic	113	112	113	112
Diluted	113	112	113	112

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2018		2017
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)			$4,823
Provision for bad debts			679

Net operating revenues (k)	$3,562	100.0%	4,144	100.0%

Operating costs and expenses:
Salaries and benefits	1,617	45.4%	1,920	46.3%
Supplies	592	16.6%	697	16.8%
Other operating expenses	879	24.7%	1,017	24.6%
Government and other legal settlements and related costs (j)	1	—%	7	0.2%
Electronic health records incentive reimbursement	—	—%	(17)	(0.4)%
Rent	85	2.4%	104	2.5%
Depreciation and amortization	177	5.0%	223	5.4%
Impairment and (gain) loss on sale of businesses, net (i)	174	4.9%	80	1.9%

Total operating costs and expenses	3,525	99.0%	4,031	97.3%

Income from operations (f), (i), (j)	37	1.0%	113	2.7%
Interest expense, net	235	6.6%	239	5.8%
(Gain) loss from early extinguishment of debt	(64)	(1.8)%	10	0.2%
Equity in earnings of unconsolidated affiliates	(5)	(0.2)%	(5)	(0.1)%

Loss from continuing operations before income taxes	(129)	(3.6)%	(131)	(3.2)%
Benefit from income taxes	(38)	(1.0)%	(15)	(0.4)%

Loss from continuing operations (f), (i), (j)	(91)	(2.6)%	(116)	(2.8)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	—	—%	(1)	—%
Impairment of hospitals sold or held for sale	—	—%	(5)	(0.1)%

Loss from discontinued operations, net of taxes	—	—%	(6)	(0.1)%

Net loss	(91)	(2.6)%	(122)	(2.9)%
Less: Net income attributable to noncontrolling interests	19	0.5%	15	0.4%

Net loss attributable to Community Health Systems, Inc. stockholders	$(110)	(3.1)%	$(137)	(3.3)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (j)	$(0.97)		$(1.17)
Discontinued operations	—		(0.06)

Net loss	$(0.97)		$(1.22)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (j)	$(0.97)		$(1.17)
Discontinued operations	—		(0.06)

Net loss (h)	$(0.97)		$(1.22)

Weighted-average number of shares outstanding (g):
Basic	113		112

Diluted	113		112

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2018		2017
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)			$9,991
Provision for bad debts			1,362

Net operating revenues (k)	$7,251	100.0%	8,629	100.0%

Operating costs and expenses:
Salaries and benefits	3,265	45.0%	3,981	46.1%
Supplies	1,208	16.7%	1,446	16.8%
Other operating expenses	1,789	24.7%	2,074	24.1%
Government and other legal settlements and related costs (j)	7	0.1%	(34)	(0.4)%
Electronic health records incentive reimbursement	(1)	—%	(23)	(0.3)%
Rent	173	2.4%	214	2.5%
Depreciation and amortization	358	4.9%	458	5.3%
Impairment and (gain) loss on sale of businesses, net (i)	202	2.8%	330	3.8%

Total operating costs and expenses	7,001	96.6%	8,446	97.9%

Income from operations (f), (i), (j)	250	3.4%	183	2.1%
Interest expense, net	464	6.4%	468	5.4%
(Gain) loss from early extinguishment of debt	(59)	(0.8)%	31	0.4%
Equity in earnings of unconsolidated affiliates	(12)	(0.2)%	(9)	(0.1)%

Loss from continuing operations before income taxes	(143)	(2.0)%	(307)	(3.6)%
Benefit from income taxes	(45)	(0.6)%	(15)	(0.2)%

Loss from continuing operations (f), (i), (j)	(98)	(1.4)%	(292)	(3.4)%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	—	—%	(2)	—%
Impairment of hospitals sold or held for sale	—	—%	(5)	(0.1)%

Loss from discontinued operations, net of taxes	—	—%	(7)	(0.1)%

Net loss	(98)	(1.4)%	(299)	(3.5)%
Less: Net income attributable to noncontrolling interests	37	0.5%	36	0.4%

Net loss attributable to Community Health Systems, Inc. stockholders	$(135)	(1.9)%	$(335)	(3.9)%

Basic loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (i), (j)	$(1.20)		$(2.94)
Discontinued operations	—		(0.06)

Net loss	$(1.20)		$(3.01)

Diluted loss per share attributable to Community Health Systems, Inc. common stockholders (l):
Continuing operations (f), (h), (i), (j)	$(1.20)		$(2.94)
Discontinued operations	—		(0.06)

Net loss (h)	$(1.20)		$(3.01)

Weighted-average number of shares outstanding (g):
Basic	113		112

Diluted	113		112

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(91)	$(122)	$(98)	$(299)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	7	(2)	25	3
Net change in fair value of available-for-sale securities, net of tax	(1)	2	(2)	5
Amortization and recognition of unrecognized pension cost components, net of tax	1	1	1	1

Other comprehensive income	7	1	24	9

Comprehensive loss	(84)	(121)	(74)	(290)
Less: Comprehensive income attributable to noncontrolling interests	19	15	37	36

Comprehensive loss attributable to Community Health
Systems, Inc. stockholders	$(103)	$(136)	$(111)	$(326)

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended June 30,
	Consolidated			Same-Store
	2018	2017	% Change	2018	2017	% Change
Number of hospitals (at end of period)	119	143		118	118
Licensed beds (at end of period)	20,123	23,829		19,997	19,968
Beds in service (at end of period)	17,753	21,549		17,643	18,054
Admissions	157,509	189,435	-16.9%	154,587	157,838	-2.1%
Adjusted admissions	345,374	415,515	-16.9%	338,037	338,828	-0.2%
Patient days	697,213	840,516		687,261	701,341
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	42.1%	41.9%		42.8%	42.7%
Net operating revenues (k)	$3,562	$4,144	-14.0%	$3,515	$3,404	3.3%
Net inpatient revenues as a % of net operating revenues	47.0%	46.9%		47.1%	48.7%
Net outpatient revenues as a % of net operating revenues	53.0%	53.1%		52.9%	51.3%
Income from operations (f), (i), (j)	$37	$113	-67.3%
Income from operations as a % of net operating revenues	1.0%	2.7%
Depreciation and amortization	$177	$223
Equity in earnings of unconsolidated affiliates	$(5)	$(5)
Net loss attributable to Community Health Systems, Inc. stockholders	$(110)	$(137)	19.7%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-3.1%	-3.3%
Adjusted EBITDA (e)	$411	$435	-5.5%
Adjusted EBITDA as a % of net operating revenues	11.5%	10.5%
Net cash (used in) provided by operating activities	$(12)	$261	-104.6%

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Six Months Ended June 30,
	Consolidated			Same-Store
	2018	2017	% Change	2018	2017	% Change
Number of hospitals (at end of period)	119	143		118	118
Licensed beds (at end of period)	20,123	23,829		19,997	19,968
Beds in service (at end of period)	17,753	21,549		17,643	18,054
Admissions	328,189	401,677	-18.3%	319,850	327,027	-2.2%
Adjusted admissions	700,738	864,682	-19.0%	680,358	687,452	-1.0%
Patient days	1,481,518	1,813,401		1,450,923	1,475,503
Average length of stay (days)	4.5	4.5		4.5	4.5
Occupancy rate (average beds in service)	44.6%	44.2%		45.3%	45.2%
Net operating revenues (k)	$7,251	$8,629	-16.0%	$7,107	$6,937	2.5%
Net inpatient revenues as a % of net operating revenues	48.1%	47.9%		48.2%	48.9%
Net outpatient revenues as a % of net operating revenues	51.9%	52.1%		51.8%	51.1%
Income from operations (f), (i), (j)	$250	$183	-36.6%
Income from operations as a % of net operating revenues	3.4%	2.1%
Depreciation and amortization	$358	$458
Equity in earnings of unconsolidated affiliates	$(12)	$(9)
Net loss attributable to Community Health Systems, Inc. stockholders	$(135)	$(335)	59.7%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-1.9%	-3.9%
Adjusted EBITDA (e)	$851	$963	-11.6%
Adjusted EBITDA as a % of net operating revenues	11.7%	11.2%
Net cash provided by operating activities	$94	$503	-81.3%

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$208	$563
Patient accounts receivable (k)	2,407	2,384
Supplies	432	444
Prepaid income taxes	8	17
Prepaid expenses and taxes	217	198
Other current assets	422	462

Total current assets	3,694	4,068

Property and equipment, gross	11,148	11,497
Less accumulated depreciation and amortization	(4,399)	(4,445)

Property and equipment, net	6,749	7,052

Goodwill	4,653	4,723

Deferred income taxes	101	62

Other assets, net	1,597	1,545

Total assets	$16,794	$17,450

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$41	$33
Accounts payable	839	967
Accrued liabilities:
Employee compensation	592	685
Accrued interest	174	229
Other	416	442

Total current liabilities	2,062	2,356

Long-term debt	13,673	13,880

Deferred income taxes	19	19

Other long-term liabilities (b)	1,329	1,360

Total liabilities	17,083	17,615

Redeemable noncontrolling interests in equity of consolidated subsidiaries	514	527

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 116,261,738 shares issued and outstanding at June 30, 2018, and 114,651,004 shares issued and outstanding at December 31, 2017	1	1
Additional paid-in capital	2,013	2,014
Accumulated other comprehensive loss	(9)	(21)
Accumulated deficit	(2,884)	(2,761)

Total Community Health Systems, Inc. stockholders’ deficit	(879)	(767)
Noncontrolling interests in equity of consolidated subsidiaries	76	75

Total stockholders’ deficit	(803)	(692)

Total liabilities and stockholders’ deficit	$16,794	$17,450

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(98)	$(299)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	358	458
Government and other legal settlements and related costs (j)	7	6
Stock-based compensation expense	7	15
Impairment of hospitals sold or held for sale	—	5
Impairment and (gain) loss on sale of businesses, net (i)	202	330
(Gain) loss from early extinguishment of debt	(59)	31
Other non-cash expenses, net	23	18
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(21)	186
Supplies, prepaid expenses and other current assets	(15)	(55)
Accounts payable, accrued liabilities and income taxes	(308)	(126)
Other	(2)	(66)

Net cash provided by operating activities	94	503

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(10)	(4)
Purchases of property and equipment	(295)	(274)
Proceeds from disposition of hospitals and other ancillary operations	88	921
Proceeds from sale of property and equipment	4	3
Purchases of available-for-sale securities and equity securities	(38)	(37)
Proceeds from sales of available-for-sale securities and equity securities	63	47
Increase in other investments	(53)	(60)

Net cash (used in) provided by investing activities	(241)	596

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(5)
Deferred financing costs and other debt-related costs	(54)	(62)
Proceeds from noncontrolling investors in joint ventures	1	5
Redemption of noncontrolling investments in joint ventures	(6)	(4)
Distributions to noncontrolling investors in joint ventures	(52)	(53)
Borrowings under credit agreements	26	840
Issuance of long-term debt	—	3,100
Proceeds from ABL and receivables facility	587	26
Repayments of long-term indebtedness	(709)	(4,416)

Net cash used in financing activities	(208)	(569)

Net change in cash and cash equivalents	(355)	530
Cash and cash equivalents at beginning of period	563	238

Cash and cash equivalents at end of period	$208	$768

For footnotes, see pages 12, 13, 14, 15 and 16.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three and six months ended June 30, 2018 and 2017. Both financial and statistical results exclude entities in discontinued operations for all periods presented. In addition, financial and statistical results include the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results exclude the results of the hospitals divested in 2018 and 2017.

(b)	The contingent value right (“CVR”) is included in other long-term liabilities on the condensed consolidated balance sheets and entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to Health Management Associates, Inc. (“HMA”), as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $35 million in costs have been incurred and approximately $30 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which, after consideration of amounts paid and current estimates of valuation inputs, has been adjusted to its estimated fair value of $263 million at June 30, 2018. For the CVR valuation at June 30, 2018, the change in fair value from the estimate of $256 million at December 31, 2017 was primarily the result of a decrease in the discount rate applied to an estimated settlement amount. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of
June 30,
2018
Legal and other related costs incurred to date	$35
Settlements paid	30
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	263

Costs incurred plus certain estimated liabilities for CVR-related matters	328
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$281

CVRs outstanding	265

(c)	Included in discontinued operations for the three and six months ended June 30, 2017, are three smaller hospitals, one of which is being actively marketed for sale (and is no longer separately presented as discontinued operations) and two hospitals that have been sold. The after-tax loss for the sold or held for sale hospitals, was approximately $6 million and $7 million for the three and six months ended June 30, 2017, respectively.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Loss from continuing operations attributable to Community
Health Systems, Inc. common stockholders:
Loss from continuing operations, net of taxes	$(91)	$(116)	$(98)	$(292)
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	19	15	37	36

Loss from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(110)	$(131)	$(135)	$(328)

Loss from discontinued operations attributable to Community
Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$(6)	$—	$(7)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$—	$(6)	$—	$(7)

(e)	EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, (gain) loss from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, expense incurred related to the spin-off of QHC, expense incurred related to the sale of a majority ownership interest in the Company’s home care division, expense (income) related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense (income) from fair value adjustments on the CVR agreement liability accounted for at fair value related to the HMA legal proceedings and related legal expenses, and the overall impact of the change in estimate related to net patient revenue recorded in the fourth quarter of 2017 resulting from the increase in contractual allowances and the provision for bad debts. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary targets used to determine short-term cash incentive compensation. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the senior secured credit facility (although Adjusted EBITDA does not include all of the adjustments described in the senior secured credit facility).

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss attributable to Community Health Systems, Inc. stockholders	$(110)	$(137)	$(135)	$(335)
Adjustments:
Benefit from income taxes	(38)	(15)	(45)	(15)
Depreciation and amortization	177	223	358	458
Net income attributable to noncontrolling interests	19	15	37	36
Loss from discontinued operations	—	6	—	7
Interest expense, net	235	239	464	468
(Gain) loss from early extinguishment of debt	(64)	10	(59)	31
Impairment and (gain) loss on sale of businesses, net	174	80	202	330
Expense (income) from government and other legal settlements and related costs	1	7	7	(34)
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	4	5	9	12
Expense related to the sale of a majority interest in home care division	—	—	—	1
Expense related to employee termination benefits and other restructuring charges	13	2	13	4

Adjusted EBITDA	$411	$435	$851	$963

(f)	Included in non-same-store loss from operations and loss from continuing operations are pre-tax charges related to acquisition costs of less than $1 million for both the three-month periods ended June 30, 2018 and 2017, and $1 million for both the six-month periods ended June 30, 2018 and 2017.

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Weighted-average number of shares outstanding—basic	113	112	113	112
Add effect of dilutive securities:
Stock awards and options	—	—	—	—

Weighted-average number of shares outstanding—diluted	113	112	113	112

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three and six months ended June 30, 2018 and 2017, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations, the effect of restricted stock awards on the diluted shares calculation would have been an increase of 47,754 shares and 215,313 shares during the three months ended June 30, 2018 and 2017, respectively, and 60,558 shares and 147,043 shares during the six months ended June 30, 2018 and 2017, respectively.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(h)	The following supplemental tables reconcile loss from continuing operations and net loss attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted loss from continuing operations per share (diluted) and non-GAAP adjusted net loss attributable to Community Health Systems, Inc. common stockholders presents useful information to investors through highlighting the impact on earnings per share of selected items used in calculating Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Loss from continuing operations, as reported	$(0.97)	$(1.17)	$(1.20)	$(2.94)
Adjustments:
(Gain) loss from early extinguishment of debt	(0.44)	0.06	(0.41)	0.18
Impairment and (gain) loss on sale of businesses, net	1.29	0.77	1.53	2.68
Expense (income) from government and other legal settlements and related costs	0.01	0.04	0.05	(0.19)
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	0.03	0.04	0.06	0.08
Expense related to employee termination benefits and other restructuring charges	0.08	0.01	0.09	0.01

(Loss) income from continuing operations, excluding adjustments	$(0.01)	$(0.25)	$0.12	$(0.17)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss, as reported	$(0.97)	$(1.22)	$(1.20)	$(3.01)
Adjustments:
(Gain) loss from early extinguishment of debt	(0.44)	0.06	(0.41)	0.18
Impairment and (gain) loss on sale of businesses, net	1.29	0.77	1.53	2.68
Expense (income) from government and other legal settlements and related costs	0.01	0.04	0.05	(0.19)
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	0.03	0.04	0.06	0.08
Expense related to employee termination benefits and other restructuring charges	0.08	0.01	0.09	0.01

Net (loss) income, excluding adjustments	$(0.01)	$(0.31)	$0.12	$(0.24)

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	Both income from operations and loss from continuing operations for the three and six months ended June 30, 2018, included non-cash expense of approximately $174 million and $202 million, respectively, related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale or sold. Both income from operations and loss from continuing operations for the three and six months ended June 30, 2017, included non-cash expense of approximately $80 million and $330 million, respectively, related to impairment charges to reduce the value of long-lived assets, primarily allocated goodwill, at hospitals that the Company has identified for sale or sold. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility.

(j)	The $(0.01) per share (diluted) and $(0.05) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three and six months ended June 30, 2018, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses. The $(0.04) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended June 30, 2017, is the settlement in principle of several lawsuits during the three months ended June 30, 2017, and related legal expenses. The $0.19 per share (diluted) of income for “Government and other legal settlements and related costs” for the six months ended June 30, 2017, is primarily the impact of the shareholder derivative action settled during the six months ended June 30, 2017, net of related legal expenses.

(k)	On January 1, 2018, the Company adopted the new revenue recognition accounting standard issued by the Financial Accounting Standards Board (“FASB”) and codified in the FASB Accounting Standards Codification (“ASC”) as topic 606 (“ASC 606”). The revenue recognition standard in ASC 606 outlines a single comprehensive model for recognizing revenue as performance obligations, defined in a contract with a customer as goods or services transferred to the customer in exchange for consideration, are satisfied.

The Company applied the modified retrospective approach to all contracts when adopting ASC 606. As a result, the majority of what was previously classified as the provision for bad debts in the statement of loss is now reflected as implicit price concessions (as defined in ASC 606) and therefore included as a reduction to net operating revenues in 2018. For changes in credit issues not assessed at the date of service, the Company will prospectively recognize those amounts as a component of operating costs and expenses. For periods prior to the adoption of ASC 606, the provision for bad debts has been presented consistent with the previous revenue recognition standards that required it to be presented separately as a component of net operating revenues. Additionally, upon adoption of ASC 606 the allowance for doubtful accounts of approximately $3.9 billion at December 31, 2017 was reclassified as a component of net patient accounts receivable.

(l)	Total per share amounts may not add due to rounding.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2018. These projections update selected guidance provided on May 1, 2018, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2018 guidance should be considered in conjunction with the assumptions included herein. See pages 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2018 Projection Range
Net operating revenues (in millions)	$13,900	to	$14,200
Adjusted EBITDA (in millions)	$1,600	to	$1,650
Loss from continuing operations per share—diluted	$(1.85)	to	$(1.70)
Same-store hospital annual adjusted admissions	(1.0)%	to	—%
Weighted-average diluted shares, in millions	113.0	to	114.0

The following assumptions were used in developing the 2018 guidance provided above:

•	The current completed and planned divestitures generated approximately $2.0 billion of net operating revenues in 2017, with mid-single digit Adjusted EBITDA margins. The guidance assumes the completion of a majority of these divestitures and the related net operating revenues in 2018.

•	The Company’s projections also exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures;

•	Insurance recoveries that may be received for property losses and business interruption coverage related to Hurricanes Harvey and Irma;

•	Changes in the estimated impact of the Tax Cuts and Jobs Act (“Tax Act”) on our deferred tax assets and liabilities; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•	Health Information Technology (HITECH) electronic health records incentive reimbursement will be zero for the year ending December 31, 2018.

•	Same-store hospital annual adjusted admissions decline of (1.0)% to 0.0% for 2018, which does not take into account service closures and weather-related or other unusual events.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.9% to 5.0% for 2018. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 7.1% to 7.2%; however, interest expense may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the divestitures noted above, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 90% to 95% of total debt during 2018.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2018.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.4% to 0.5% for 2018.

A reconciliation of the Company’s projected 2018 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2018
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(211)	$(192)
Adjustments:
Depreciation and amortization	690	690
Interest expense, net	990	1,010
Provision for income taxes	61	67
Net income attributable to noncontrolling interests	70	75

Adjusted EBITDA (1)	$1,600	$1,650

(1)	The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, (gains) losses from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2018
Guidance
Total	$500	to	$575

•	Net cash provided by operating activities, including accelerated interest payments of approximately $60 million and increased interest payments from higher interest rates of approximately $65 million associated with debt refinancing, is projected as follows (in millions):

2018
Guidance
Total	$550	to	$650

•	Diluted weighted-average shares outstanding are projected to be between approximately 113.0 million to 114.0 million for 2018.

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CYH Announces Second Quarter 2018 Results

July 26, 2018

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders), as well as changes in other federal, state or local laws or regulations affecting our business;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, and the fact that a substantial portion of our indebtedness will mature and become due in the near future, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Second Quarter 2018 Results

July 26, 2018

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events such as Hurricanes Harvey and Irma, which impacted several of our affiliated hospitals in 2017;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of prior or potential future cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Act; and

•	the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 28, 2018, and our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and six months ended June 30, 2018, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2018 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-